Exhibit 99.1

Saba Appoints Shawn Farshchi President and CEO

Cloud Solutions Veteran Named to Lead Next Stage of Business Acceleration and Growth

REDWOOD SHORES, Calif. – August 12, 2013 – Saba (OTCPink: SABA), a global leader in next-generation cloud solutions for talent management, today announced that it has appointed Shawn Farshchi as its President and Chief Executive Officer and a member of the board of directors effective as of August 6, 2013. Mr. Farshchi has served as the interim CEO since March 2013.

“The board is very impressed with the strategic vision, operational excellence, and business performance Shawn has demonstrated as interim CEO,” said Bill Russell, non-executive chairman of Saba’s board of directors. “Shawn has been playing a pivotal role at Saba since 2011 and his industry experience and extensive knowledge of Saba’s business are exactly what Saba needs to ensure its long-term success. We are confident that he will be able to lead Saba through the next phase of business acceleration and growth and help the company reinforce its position as the innovative powerhouse of next-generation talent management cloud solutions.”

“Saba is an outstanding company which provides world-class talent management solutions to thousands of well-known industry leaders around the world. I am honored to be working with our talented and dedicated team as we continue to deliver ground-breaking innovations to our customers and enhance shareholder value.” said Mr. Farshchi.

Mr. Farshchi served as Saba’s Chief Operating Officer from June 2011 until his appointment as its Interim CEO in March 2013. Prior to joining Saba, Mr. Farshchi was Chief Operating Officer of Coremetrics, a provider of web analytics solutions, and served as Chief Information Officer of WebEx, a provider of web meeting applications.

About Saba

Saba (OTCPink: SABA) is a global leader in next-generation cloud solutions for talent management. The company helps organizations transform the way they work by enabling the continuous learning, engagement and development of everyone in their people network, including employees, partners, and customers. Supporting the new world of work, Saba delivers learning, performance, succession, career development, workforce planning and compensation solutions that incorporate modern technologies such as social, collaboration, mobile and gamification. Saba solutions are based on the Saba Cloud Platform, a highly scalable architecture that exceeds industry scalability, performance, and security standards. The company currently supports over 31 million users from 2,200 customers across 195 countries and in 37 languages. For more information, please visit www.saba.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the expected next stage of business acceleration and growth, and long-term success, of the Company, and the Company’s ability to continue to deliver innovations and enhance shareholder value. The actual outcome of such matters could differ materially from those expressed in any forward-looking statements due to, among other things, the Company’s ability to complete the work required for the pending restatement of its financial statements in a timely manner, any additional required adjustments to the Company’s financial statements and/or other factors arising in the restatement process that are not currently known or identified or where the scope of work required or impact of the restatement may be greater than what is currently known or anticipated by the Company and the impact of the restatement on the Company’s sales, operations and financial performance. In addition, Saba faces risks and uncertainties that could affect timing of the completion of its restatement and becoming current with respect to its delayed filings with the SEC including material weaknesses that exist with respect to its internal controls over financial reporting or additional deficiencies in its internal controls over financial reporting that may be identified. Readers should refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2011, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Contacts

FOR INVESTORS:

Roy Lobo

VP of Investor Relations

(650) 696-1610

roylobo@saba.com

FOR MEDIA:

Michael Zeglin

(650) 776-4065

mzeglin@saba.com